Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 11, 2025

between

DICK’S SPORTING GOODS, INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee

$381,932,000 4.000% SENIOR NOTES DUE 2029

i

Section 5.3	Governing Law.	18

Section 5.4	Counterparts.	18

Section 5.5	Severability.	19

Section 5.6	Ratification.	19

Section 5.7	Headings.	19

Section 5.8	Effectiveness.	19

EXHIBIT A — Form of 4.000% Senior Notes due 2029

ii

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of September 11, 2025 (this “Second Supplemental Indenture”), by and between DICK’S SPORTING GOODS, INC., a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a duly organized and existing national banking association under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of January 14, 2022 (the “Base Indenture”; and together with this Second Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of an unlimited number of Series of Securities from time to time;

WHEREAS, the Base Indenture provides that the Securities of a Series shall be in the form and shall have such terms and provisions as may be established in one or more supplemental indentures thereto;

WHEREAS, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 15, 2025, among the Company, RJS Sub LLC, a New York limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Foot Locker, Inc., a New York corporation (“Foot Locker”), pursuant to which Mer-ger Sub will merge with and into Foot Locker, with Foot Locker surviving as a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, Foot Locker has outstanding $400,000,000 of 4.000% Senior Notes due 2029 (the “Foot Locker Notes”, and the indenture governing such Foot Locker Notes, the “Foot Locker Indenture”);

WHEREAS, in connection with the Merger, DICK’S has offered to exchange (the “Exchange Offer”) any and all of the Foot Locker Notes for up to $400,000,000 of new 4.000% Senior Notes due 2029 (the “Notes”), which are being issued under the Indenture pursuant to the terms of this Second Supplemental Indenture and substantially in the forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture; and

WHEREAS, the Company, by action duly taken, has authorized the execution of this Second Supplemental Indenture and the issuance of the Notes;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the promises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this Second Supplemental Indenture, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.1          Certain Terms Defined in the Base Indenture.

For purposes of this Second Supplemental Indenture and the Notes, all capitalized terms used but not defined herein or therein, as applicable, shall have the meanings ascribed to such terms in the Base Indenture.

Section 1.2          Definitions.

For the benefit of the Holders, Section 1.1 of the Base Indenture shall be amended by adding or substituting, as applicable, the following new definitions:

“Affiliated Party” means, with respect to any natural Person, (A) any other Person for which such natural Person (or such natural Person’s estate) has dispositive or voting power with respect to any of the Company’s Voting Stock held by such other Person; (B) any trust the beneficiaries of which consist solely of such natural Person, any Immediate Family Member of such natural Person or any Person described in clause (A); (C) the trustees, legal representatives, beneficiaries or beneficial owners (in each case, solely in such capacity and not in their individual or other capacities) of any such Person referred to in clause (A) or (B); (D) the estates of such natural Person (it being understood, for the avoidance of doubt, that this clause (D) will not include any Person to whom any securities are transferred from any such estate); and (E) the Immediate Family Members of such natural Person.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, and its direct and indirect participants, including, if applicable those of Euroclear and Clearstream, in each case in effect from time to time.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by both Rating Agencies and the Notes are rated below an Investment Grade Rating by both of the Rating Agencies, in each case, on any date from the date of the public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of “Change of Control Triggering Event”) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (1) did not reduce the ratings of the Notes during the Relevant Period or (2) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one or more of its Subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), including any group defined as a person for the purpose of Section 13(d)(3) of the Exchange Act, other than the (x) Company or any of its Subsidiaries, (y) any Permitted Person or (z) any employee benefit plan of any such person or any of its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of all of the Company’s Voting Stock; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (A) the Company becomes a direct or indirect wholly owned subsidiary of another person and (B) either (i) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such person immediately after giving effect to such transaction or (ii) immediately following such transaction, no person (other than a person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the voting power of all of the Voting Stock of such person.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

“Definitive Note” means a certificated Note containing, if required, the appropriate Restricted Notes Legend set forth in Section 2.2(e)(ii).

“DICK’S Sporting Goods” means DICK’S Sporting Goods, Inc., a Delaware corporation.

“Exchange Notes” means notes registered under the Securities Act that have terms substantially identical in all material respects to the Notes.

“Euroclear” means Euroclear S.A./N.V., a company organized under the laws of Belgium, as operator of the Euroclear System, or its successor in such capacity.

“Global Notes” means, each of the Notes in the form of global Securities registered in the name of the Depository or its nominee, substantially in the form of Exhibit A attached hereto.

“Immediate Family Member” means, with respect to any specified natural Person, any other natural Person that has any relationship to such specified natural Person by blood, marriage or adoption that is not more remote than first cousin.

 “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies.

“Issue Date” means the date on which the Notes are initially issued, which is September 11, 2025.

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” shall have the meaning assigned to that term in the recitals to this Second Supplemental Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by DTC), or any successor Person thereto and will initially be the Trustee.

“Par Call Date” means, July 1, 2029.

“Permitted Person” means (A) any of Edward W. Stack and his Affiliated Parties; and (B) any “group” within the meaning of Section 13(d) of the Exchange Act of which any of the Persons described in clause (A) are members; provided that without giving effect to the existence of such group or any other group, any of the Persons described in clause (A), collectively, beneficially own Voting Stock of the Company representing 50% or more of the total voting power of the Voting Stock of the Company then held by such group.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means a registration rights agreement with respect to the Notes entered into on the Issue Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.01(b).

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date if such Note matured on the Par Call Date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

“Restricted Notes Legend” means the legend set forth in Section 2.2(e)(ii).

“Restricted Period” means with respect to any Notes the period that is 40 days after the later of (i) the original Issue Date of the Notes and (ii) the date when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.1(b).

“S&P” means Standard & Poor’s Ratings Services, Standard & Poor’s Financial Services LLC business.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Restricted Note” means any Note that contains or is required to contain a Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

All references to “interest” on the Notes will be deemed to include any additional interest thereof pursuant to the Registration Rights Agreement.

Section 1.3          Other Definitions.

TERM	DEFINED IN SECTION
“Additional Notes”	2.3
“Change of Control Offer”	2.6
“Change of Control Payment”	2.6
“Change of Control Payment Date”	2.6
“H.15”	1.2
“Remaining Life”	1.2

ARTICLE II

FORM AND TERMS OF THE NOTES

Section 2.1          Form and Dating.

(a)             The Notes shall be substantially in the form of Exhibit A attached hereto (other than with respect to (x) any Additional Notes (as defined below), changes contemplated by Section 2.4(b) and (y) any Exchange Notes, changes related to legends, transfer restrictions, CUSIP/ISIN numbers and other changes customary for notes registered pursuant to the Securities Act). The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication.  The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture; and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in the Notes, the Indenture shall govern.

(b)

(i)          The Initial Notes (as defined below) shall be offered by the Company pursuant to the Exchange Offer.  Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, purchasers in reliance on Regulation S, and otherwise, subject to the restrictions on transfer set forth herein.  Notes initially resold pursuant to Rule 144A under the Securities Act (“Rule 144A”) shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend set forth in Section 2.15 of the Base Indenture and the applicable Restricted Notes Legend set forth in Section 2.2(e). Such global securities shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

(ii)          The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes.”  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

(c)             This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of DTC.

(i)          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of DTC or its nominee and (B) shall be delivered by the Trustee to DTC or pursuant to DTC’s instructions or held by the Trustee as Notes Custodian for DTC.

(ii)          Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC (or by the Trustee as the Notes Custodian for DTC) or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat DTC as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)             Except as provided in Section 2.15 of the Base Indenture (as modified herein), owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)             The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.2          Special Transfer Provisions.

(a)             Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)          to register the transfer of such Definitive Notes; or

(ii)         to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)          are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Notes are being transferred to the Company, a certification to that effect (in each case in the form set forth on the reverse side of the Initial Note); or

(C)          if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.2(e)(ii).

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)           certification (in the form set forth on the reverse side of the applicable Initial Note) that such Definitive Note is being transferred (A) to a person reasonably believed to be QIB in accordance with Rule 144A or (B) to a non-U.S. Person outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 under the Securities Act; and

(ii)          written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Definitive Notes pursuant to this Indenture, the Company shall issue and the Trustee shall authenticate, upon receipt of an order from the Company, a new Global Note in the appropriate principal amount.

(c)             Transfer and Exchange of Global Notes.

(i)          The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this Second Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written or electronic order given in accordance with the Applicable Procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)          Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made in accordance with the Applicable Procedures and only upon receipt by the Trustee of a written certification (in the form set forth on the reverse side of the Initial Note) from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear, Clearstream or their respective participants.

(iii)        Beneficial interests in a Regulation S Global Note may be exchanged for interests in a Rule 144A Global Note in accordance with the Applicable Procedures and if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Initial Note) to the effect that the beneficial interest in the Regulation S Global Note, is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iv)        If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(v)          Notwithstanding any other provisions of this Second Supplemental Indenture (other than the provisions set forth in Section 2.15 of the Base Indenture (as modified herein)), a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor to DTC or a nominee of such successor to DTC.

(vi)        In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.15 of the Base Indenture prior to the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)            Restrictions on Transfer of Regulation S Global Notes.

(i)          Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may be held through Euroclear, Clearstream or through organizations that are participants in Euroclear or Clearsteam.  During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear, Clearstream or their respective participants in accordance with the Applicable Procedures and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States (within the meaning of Regulation S under the Securities Act), or (e) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (d) or (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.  Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or 144A of the Securities Act and upon receipt by the Trustee of a written certification (in the form on the reverse side of the Initial Note).

(ii)          Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)             Legend.

(i)          [Reserved.]

(ii)          Except as permitted by the following paragraphs (iii), (iv), (v) or (vi), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)	REPRESENTS THAT

(A)	(x)	IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

	(y)	IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(B)
IF IT IS IN CANADA, SUCH ACQUIRER IS AN ACCREDITED INVESTOR, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), IS A PERMITTED CLIENT AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS, IS NOT AN INDIVIDUAL, AND HAS COMPLETED, SIGNED AND SUBMITTED TO THE EXCHANGE AGENT A CANADIAN ELIGIBILITY CERTIFICATION IN THE FORM PROVIDED BY DICK’S SPORTING GOODS, INC. (“DICK’S”); AND

(2)
AGREES FOR THE BENEFIT OF DICK’S THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)	TO DICK’S,

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(3)
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, DICK’S RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(iii)        Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iv)        After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(v)          Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend will be deposited with the Notes Custodian and the Initial Notes cancelled.

(vi)          Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(f)         Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)        Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(h)        All Notes issued upon any transfer or exchange pursuant to the terms of this Second Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(i)         Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e), contain the applicable Restricted Notes Legend set forth in Section 2.2(e)(ii).

(j)          By its acceptance of any Note containing any legend in Section 2.2(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.2(e) and agrees that it shall transfer such Note only as provided in this Indenture.

(k)        The Company appoints the Trustee as the initial Paying Agent of the Company for the payment of the principal of (and premium, if any) and interest on, the Notes, and the Corporate Trust Office of the Trustee be, and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and this Second Supplemental Indenture and the Indenture pursuant to which the Notes are to be issued may be made. The Company appoints the Trustee as the initial Registrar with respect to the Notes.

Section 2.3          Global Securities.

With respect to the Notes, the number “120” in Section 2.15 of the Base Indenture shall be replaced with “90”.

Section 2.4          Certain Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a)          Title. There is hereby established a Series of Securities having the title “4.000% Senior Notes due 2029.”

(b)          Principal Amount. The 4.000% Senior Notes due 2029 will be initially issued in an aggregate principal amount of $381,932,000 (the “Initial Notes”). The Company may, from time to time, without the consent of the Holders of the Notes, issue additional notes (including any Exchange Notes) (“Additional Notes”) having the same terms as the Notes in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single Series with the Notes for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(c)          Ranking. The Notes shall rank as unsecured, unsubordinated Securities.

(d)         Maturity Date. The entire outstanding principal of the Notes shall be payable on October 1, 2029.

(e)          Notes Interest Rate. The rate at which the Notes shall bear interest shall be 4.000% per annum, calculated on the basis of a 360-day year of twelve 30-day months. The interest payment dates for the Notes shall be the 1st day of April and October of each year, beginning on October 1, 2025. The Company will pay interest on the Notes, in arrears, to the Holders of such Notes (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the March 15th and September 15th (whether or not a Business Day) preceding the applicable interest payment date, respectively. If an interest payment date falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such interest payment date and no interest shall accrue in respect of the delay.

(f)          Interest Generally. The date from which interest shall accrue on the Notes shall be April 1, 2025, or the most recent interest payment date to which interest has been paid or duly provided for. Payment of principal, premium, if any, and interest on, the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on the Notes may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(g)         No Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

Section 2.5          Optional Redemption.

(a)         Applicability of Article III. The provisions of Article III of the Base Indenture shall apply to the Notes, as supplemented by Sections 2.5(b) and (c) below and the last paragraph of Section 2.6.

(b)         Make Whole Redemption. Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

(c)         Par Redemption. On or after the Par Call Date, the Company may redeem the Notes, at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(d)         Determination Binding. The Company’s actions and determinations in determining the applicable redemption price shall be conclusive and binding for all purposes, absent manifest error.

Section 2.6          Offer to Repurchase Upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described in Section 2.5 or has exercised its option to satisfy and discharge the Indenture with respect to the Notes as set forth in Article XI of the Base Indenture, Holders of such Notes shall have the right to require the Company to repurchase all or any part in an integral multiple of $1,000 of their Notes (provided that no Note will be purchased in part if the remaining principal amount of such Note would be less than $2,000) pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes subject to such offer plus accrued and unpaid interest, if any, on the Notes repurchased to, but, excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail or otherwise deliver a notice to Holders of the Notes subject to such offer describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise delivered (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The notice shall, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company shall only be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

On the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly deliver to each Holder who has properly tendered Notes the applicable Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000.

The Company’s obligation to repurchase the Notes upon a Change of Control Triggering Event may be waived by the Holders of not less than a majority of the outstanding Notes affected by such waiver in accordance with Section 9.2 of the Base Indenture.

If Holders of not less than 90% in aggregate principal amount of the Notes validly tender and do not withdraw such notes in an offer to repurchase the Notes in connection with a Change of Control Triggering Event and the Company purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the Holders of Notes and the Trustee, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

ARTICLE III

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Article VIII of the Base Indenture shall apply to the Notes, with the modifications set forth below:

Section 3.1          Covenant Defeasance.          With respect to the Notes, the phrase “covenants specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2, with respect to the outstanding Securities of the applicable Series” shall include Section 2.6 (Offer to Repurchase Upon a Change of Control Triggering Event) of this Second Supplemental Indenture.

ARTICLE IV

COVENANTS

Article IV of the Base Indenture shall apply to the Notes, with the modifications set forth below:

Section 4.1          Limitations on Liens.

With respect to the Notes:

(i) clause 1. of Section 4.8 of the Base Indenture shall be amended to include “ (including, for the avoidance of doubt, Foot Locker and its Subsidiaries, to the extent any of them constitute Significant Subsidiaries)” at the end (but before the semicolon) of such clause; and

(ii) subclause (b) of clause (4) of Section 4.8 of the Base Indenture shall be amended to replace “$350,000,000” with “$1,950,000,000”.

Section 4.2          Commission Reports.

With respect to the Notes, Section 4.4 of the Base Indenture shall only apply during any time period in which the Trust Indenture Act applies to this Indenture or any of the Notes. In addition, the following paragraph shall be added to the end to the end of such section:

“During any time period in which the Trust Indenture Act does not apply to the Indenture or the Notes, for so long as any such Notes remain outstanding, the Company will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

ARTICLE V

MISCELLANEOUS

Section 5.1          Relationship with Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture will govern and be controlling. In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Second Supplemental Indenture.

Section 5.2          Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 5.3          Governing Law.

This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.4          Counterparts.

The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Second Supplemental Indenture.

Section 5.5          Severability.

Each provision of this Second Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 5.6          Ratification.

The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Second Supplemental Indenture.

Section 5.7          Headings.

The Section headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction thereof.

Section 5.8          Effectiveness.

The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

DICK’S SPORTING GOODS, INC.

By:	/s/ Navdeep Gupta
Name: Navdeep Gupta
Title: Executive Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee

By:	/s/ Robert P. Pavlovic
Name: Robert P. Pavlovic
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

Form of 4.000% Senior Notes due 2029

[Include the following legend on each Note that is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

[Include the following legend on each Note that is a Restricted Note:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)	REPRESENTS THAT

(A)	(x)	IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

	(y)	IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(B)
IF IT IS IN CANADA, SUCH ACQUIRER IS AN ACCREDITED INVESTOR, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), IS A PERMITTED CLIENT AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS, IS NOT AN INDIVIDUAL, AND HAS COMPLETED, SIGNED AND SUBMITTED TO THE EXCHANGE AGENT A CANADIAN ELIGIBILITY CERTIFICATION IN THE FORM PROVIDED BY DICK’S SPORTING GOODS, INC. (“DICK’S”); AND

(2)
AGREES FOR THE BENEFIT OF DICK’S THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A)	TO DICK’S,

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(3)
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, DICK’S RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

DICK’S SPORTING GOODS, INC.
4.000% Senior Notes due 2029

[INITIAL][1] PRINCIPAL AMOUNT: $[ ]
No.
CUSIP: [ ]
ISIN: [ ]

DICK’S SPORTING GOODS, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ] / [Cede & Co.]2, or registered assigns, the principal sum of [ ] ($[ ]) [or such other amount set forth on the Schedule of Increases and Decreases]3 on October 1, 2029 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from April 1, 2025 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at the rate of 4.000% per annum, on the 1st day of April and October of each year (each such date, an “Interest Payment Date”), beginning on October 1, 2025, until the principal hereof is paid or made available for payment.

(1) Payment of Interest. The Company will pay interest on this Note, in arrears, to the Holders of this Note (or one or more predecessor Securities) at the close of business on the regular record date for such interest, which shall be the March 15th and September 15th (whether or not a Business Day) preceding the applicable Interest Payment Date.

(2) Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee with a bank located in the United States.

(3) Time of Payment. If an Interest Payment Date with respect to the Notes falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue in respect of the delay.

1 Insert in Global Notes only.

2 Insert in Global Notes only.

3 Insert in Global Notes only.

(4) General. This Note is one of a duly authorized Series of Securities of the Company, designated as “4.000% Senior Notes due 2029” (collectively, the “Notes”), initially in an aggregate principal amount of [ ] DOLLARS ($[ ]), issued under an indenture (the “Base Indenture”), dated as of January 14, 2022, between the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Series of which this Note is a part), as supplemented by a Second Supplemental Indenture thereto, dated as of September 11, 2025 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Note, the Indenture shall govern.

(5) Further Issuance. The Company may, from time to time, without the consent of the Holders of the Notes, issue additional notes (“Additional Notes”) having the same terms as the Notes in all respects, except for the issue date, the issue price, the initial interest payment date, and the initial date of interest accrual. Any such Additional Notes shall be consolidated with and form a single Series with the Notes for all purposes of the Indenture. If the Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, the Additional Notes will have a different CUSIP number.

(6) Ranking. The Notes shall rank as unsecured, unsubordinated Securities.

(7) Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

(8) Sinking Fund. The Notes will not be entitled to the benefit of any sinking fund provisions.

(9) Optional Redemption. (a) Prior to July 1, 2029, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

(b) On or after July 1, 2029, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(10) Offer to Repurchase Upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above under paragraph (9) (“Optional Redemption”) or has exercised its option to satisfy and discharge the Indenture with respect to the Notes, Holders of the Notes shall have the right to require the Company to repurchase all or any part of their Notes for a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, as further described in the Indenture.

(11) Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and Events of Default, in each case which provisions shall apply to this Note.

(12) Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to waive on behalf of all of the Holders of the Notes certain past defaults under the Indenture and their consequences.

(13) Registration of Transfer or Exchange. The Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar), subject to the terms of the Indenture, be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Prior to due presentment of the Notes for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name the Notes are registered in the register kept by the Registrar as the owner of the Notes for the purpose of receiving payment of principal of and (subject to the record date provisions thereof) interest on and any Additional Amounts with respect to, the Notes and for all other purposes whatsoever, whether or not any payment with respect to the Notes shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(14) Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

(15) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: , 2025
DICK’S SPORTING GOODS, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee

By:
Name:
Title:
Dated: , 2025

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,
including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power or substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature of Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTE

[Address of Trustee]

This certificate relates to $ ____________ principal amount of Notes held in (check applicable space) __________ book-entry or ____________ definitive form by the undersigned.

The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or
(3)	☐	pursuant to an effective registration statement under the Securities Act; or
(4)	☐
to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐
to a non-U.S. person outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or 904 under the Securities Act and such Note shall be held immediately after the transfer through Euroclear, Clearstream or their respective participants until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian